Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ACV Auctions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (6)
Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share, 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h) (2)	7,922,811(4)	$12.17	$96,420,610	$110.20 per $1,000,000	$10,626
Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share, 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h) (3)	1,584,562(5)	$12.17	$19,284,120	$110.20 per $1,000,000	$2,126
	Total Offering Amounts					$115,704,730		$12,752
	Total Fee Offsets (7)							-
	Net Fee Due							$12,752

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Class A common stock.

(2)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on February 24, 2022.

(3)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on February 24, 2022,.

(4) Represents an automatic annual increase equal to 5.0% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on December 31 of the preceding year, which annual increase is provided by the Registrant’s 2021 Equity Incentive Plan.

(5)	Represents an automatic increase equal to 1.0% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on December 31 of the preceding year, which annual increase is provided by the Registrant’s 2021 Employee Stock Purchase Plan.

(6)	Rounded up to the nearest penny.

(7)	The Registrant does not have any fee offsets.